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                                                                 EXHIBIT 10.8

                            NONCOMPETITION AGREEMENT


       This Noncompetition Agreement (this "Agreement") is made as of April 17, 1997, by and between Packaged Ice, Inc., a Texas corporation ("Parent"), Packaged Ice Southwestern, Inc., a wholly-owned subsidiary of Parent ("Newco"), and ____________________ (Shareholder").

                                    RECITALS

       WHEREAS, Shareholder and the respective Boards of Directors of Parent, Newco, Southwestern Ice, Inc., an Arizona corporation ("Southwestern") each intends to effect a merger of Southwestern with and into Newco, pursuant to the terms and conditions of the Agreement and Plan of Merger made as of March 25, 1997 (the "Merger Agreement"); and

       WHEREAS, Section 2.8(a)(iii) of the Merger Agreement requires that a noncompetition agreement be executed and delivered by Shareholder as a condition to the consummation of the Merger;

                                   AGREEMENT

       The parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

       Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

       "COMPANIES" shall mean both Southwestern and the Surviving Corporation for purposes of this Agreement.

2.     ACKNOWLEDGMENTS BY SHAREHOLDER

       Shareholder understands, acknowledges and agrees that (a) Shareholder has occupied a position of trust and confidence with Southwestern prior to the date hereof, Shareholder will occupy a position of trust and confidence with the Surviving Corporation, Shareholder has or will become familiar with the following, any and all of which constitute confidential information of the Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, acquisition opportunities, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and
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architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Companies and any other information, however documented, of Companies that is a trade secret, (ii) any and all information concerning the business and affairs of Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Companies containing or based, in whole or in part, on any information included in the foregoing; (b) the business of the Companies and and Parent are national in scope; (c) their products and services are marketed throughout the United States; (d) the Companies and Parent compete with other businesses that are or could be located in any part of the United States, and Parent is causing a merger with Southwestern in connection with its consolidation strategy which Parent has explained in detail to Shareholder; (e) Parent has required that Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Parent's acquisition of Southwestern;
(f) the provisions of Sections 3 and 4 of this Agreement are reasonable and do not impose a greater restraint on Shareholder than is necessary to protect the goodwill or other business interest of Parent and the Companies; (g) Parent has a legitimate interest in protecting the confidentiality of its business secrets (including the Confidential Information); (h) the provisions set forth in Sections 3 and 4 are not oppressive to Shareholder nor injurious to the public; and (i) Parent would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.     CONFIDENTIAL INFORMATION

       Shareholder acknowledges and agrees that all Confidential Information known or obtained by Shareholder, whether before or after the date hereof, is now the property of the Surviving Corporation. Therefore, Shareholder agrees that he will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Shareholder has such information in his memory or embodied in writing or other physical form, without the written consent of the Surviving Corporation, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public, other than as a result of the fault of Shareholder or any other Person bound by a duty of confidentiality to Parent or the Surviving Corporation. Shareholder agrees to deliver to Parent at the time of execution of this Agreement, and at any other time Parent may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Companies and any other Confidential Information that Shareholder may then possess or have under Shareholder's control.

4.     NONCOMPETITION

       As an inducement for Parent to enter into the Merger Agreement and as additional consideration to Parent in exchange for the consideration paid to Shareholder under the Purchase Agreement, Shareholder agrees that:





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       (a) For a period of five (5) years after the Closing within the any states in which Parent transacts, or reasonably expects to, transact business:

              (i) Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Shareholder's name or any similar name to, lend Shareholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Parent; provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. In addition, Shareholder shall not be restricted with respect to the retail and wholesale business of selling, renting and leasing commercial refrigeration equipment, including ice machines (but specifically excluding systems which make, bag and merchandise packaged ice.) Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

              (ii) Shareholder will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of Parent to leave the employ of Parent, (B) in any way interfere with the relationship between Parent and any employee of Parent or the Surviving Corporation, (C) except in his capacity as officer or director of the Parent or the Surviving Corporation, employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Parent, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Parent to cease doing business with Parent, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Parent.

              (iii) Shareholder will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Shareholder to be a customer or prospective customer of Parent, whether or not Shareholder had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of Parent;

       (b) In the event of a breach by Shareholder of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

       (c) Shareholder will, for a period of five years after the Closing, within ten days after accepting any employment which relates, or could reasonably be construed as relating to, the ice business, advise Parent of the identity of any employer of Shareholder. Parent may serve notice upon each such employer that Shareholder is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.





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5.     REMEDIES

       If Shareholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Parent will be entitled to the following remedies:

       (a) Damages from Shareholder; and

       (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Parent and the Surviving Corporation and would be an inadequate remedy for such breach. Such injunction shall be available without the posting of any bond or other security, and the Employee hereby consents to the issuance of such injunction.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.     SUCCESSORS AND ASSIGNS

       This Agreement will be binding upon Parent and Shareholder and will inure to the benefit of Parent and the Surviving Corporation and their affiliates, successors and assigns and Shareholder and Shareholder's assigns, heirs and legal representatives.

7.     WAIVER

       The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.     GOVERNING LAW

       This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.





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9.     JURISDICTION; SERVICE OF PROCESS

       The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any state or other jurisdiction in which any alleged breach of such covenant occurs. If the courts of any one or more of such states or other jurisdictions hold that such covenants are not wholly enforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Parent or the Surviving Corporation's right to the relief provided above in the courts of any other states or jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in
such other respective states or jurisdictions.   The above covenants as they
relate to each state or jurisdiction are severable into diverse and independent covenants.

10.    SEVERABILITY

       Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held by a court of competent jurisdiction to contain limitations as to time, geographical area or scope of activity to be restrained that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of Parent, the court shall reform the covenants to the extent necessary to cause the limitations contained in the covenants as to time, geographical area and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill or other business interest of Parent and enforce the covenants as reformed.

11.    COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.    SECTION HEADINGS, CONSTRUCTION

       The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.    NOTICES

       All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written





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confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


If to Shareholder:
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                            -----------------------------

                            -----------------------------


with a copy to:             Luce, Forward, Hamilton and Scripps
                            Attention: Robert Copeland, Esq.
                            600 West Broadway, Suite 2600
                            San Diego, California 92101
                            Facsimile No.: (619) 232-8311

If to Parent and Surviving
Corporation:                James F. Stuart, President
                            Packaged Ice, Inc.
                            8572 Katy Freeway, Suite 101
                            Houston, Texas 77024

With a copy to:             Alan Schoenbaum, P.C.
                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            300 Convent Street
                            1500 NationsBank Plaza
                            San Antonio, Texas  78205


14.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.



                            [SIGNATURE PAGE FOLLOWS]





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       IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.




                                            SHAREHOLDER:


                                            -----------------------------------




                                            PARENT:

                                            PACKAGED ICE, INC.

                                            By:
                                               --------------------------------
                                                 JAMES F. STUART, PRESIDENT



                                            NEWCO/SURVIVING CORPORATION:

                                            PACKAGED ICE SOUTHWESTERN, INC.


                                            By:
                                               --------------------------------
                                                  JAMES F. STUART, PRESIDENT





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